UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2015

COMMAND CENTER, INC.
(Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3901 N. Schreiber Way, Coeur d’Alene, Idaho	83815
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code: 208-773-7450

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Director. Effective on July 9, 2015, Jeff Wilson resigned as a member of the Board of Directors of Command Center, Inc. (the “Company”).  Mr. Wilson will continue as the Company’s Chief Financial Officer. There is no disagreement with Mr. Wilson on any matter relating to the Company’s operations, policies or practices.

The stated reason for Mr. Wilson’s resignation as a board member was to allow the Board to elect an independent director to fill his board position. Mr. Wilson has not had any material direct or indirect interest in any of our transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction.

(c)           Appointment of Director. On July 9, 2015, to fill the vacancy created by the resignation of Jeff Wilson, the Board of Directors elected Richard Finlay as a Director.  The Board believes that Mr. Finlay brings to the Company a broad financial and operational background, having served in several enterprises in senior leadership positions.  He is currently Executive Vice President and CFO at Eastside Catholic School, a private school located in Sammamish, Washington. Mr. Finlay joined the school in September 2014 after spending 18 months working in Guatemala for Ecofiltro S.A., a social enterprise manufacturing and distributing water filters to Guatemalan families. Prior to his work in Central America, Mr. Finlay served in senior leadership positions (either CEO or CFO) with Pet’s Choice, a veterinary hospital group, Fluid Marine, a boat manufacturer, Kinetix Living, a fitness / nutrition focused company and Carena, an innovative early stage health care company. Additional experience includes more than 15 years’ experience in business development, finance and accounting with a Fortune 500 company. Mr. Finlay’s non-profit experience includes serving on the board of directors – and as interim CEO – for the Humane Society for Seattle/King County. He is a graduate of the University of Washington with a Bachelor of Arts in Business Administration.

There have been no transactions between Mr. Finlay and the Company during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Finlay and any officer or Director of the Company. There are no arrangements or understandings between Mr.  Finlay and any other person pursuant to which Mr.  Finlay was appointed as a Director.

Mr. Finlay’s compensation as a non-employee director will be determined by the Compensation Committee.  Mr. Finlay has not been appointed to serve on any Board committees.

Section 8 – Other Events

Item 8.01 Other Events

On July 14, 2015, the Company issued the press release attached hereto as Exhibit 99.1.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01  Financial Statements and Exhibits

(d)       Exhibits

10.1	Resignation letter from Jeff Wilson to the Board of Directors dated July 9, 2015
99.1	Press Release issued by the Company on July 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.	July 14, 2015

/s/ Ronald L Junck
Executive Vice President and Secretary